EXHIBIT 9

[John Hancock Mutual Life Insurance Company Letterhead]

                                                              September 18, 1998


Board of Directors
John Hancock Mutual Life Insurance Company

Re:      John Hancock Mutual Life Insurance Company
         Registration Statement on Form N-4


Dear Directors:

         In my capacity as Counsel of John Hancock Mutual Life Insurance Company (the "Company"), I have represented the Company in connection with its development of deferred annuities of a type which contemplates both variable benefits and, subject to a market value adjustment, fixed benefits. I have participated in the preparation of the Registration Statement on Form N-4 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of interests in these deferred annuity contracts to be issued by the Company on an individual and group basis (the Registration Statement").

         I am of the  following  opinion:  the  Company  is a  corporation  duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the deferred annuity contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the deferred annuity contracts.

         In arriving at the foregoing opinion, I have reviewed the Registration Statement on Form N-4, including the prospectus, and relevant proceedings of the Board of Directors.

         I hereby consent to the filing of my opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,
                                                   /s/ Sandra M, DaDalt, Esquire
                                                   -----------------------------
                                                   Sandra M. DaDalt, Esquire
                                                   Counsel